Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2007 SECOND QUARTER RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 7.9% SINCE 2006 YEAR END
     NEW YORK, NY, August 7, 2007 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at June 30, 2007 was $282.30, an increase of 7.9% from stockholders’ equity per common share of $261.59 at December 31, 2006 (all as adjusted for the stock dividend declared in February 2007), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Alleghany’s net earnings in the 2007 second quarter were $62.9 million, or $7.03 per common share (presented on a diluted basis throughout), compared with net earnings of $73.2 million, or $8.92 per common share, in the second quarter of 2006. On a consolidated basis, cash and invested assets were approximately $4.42 billion at June 30, 2007, an increase of 7.1% from approximately $4.13 billion at December 31, 2006.
     Highlights of Alleghany’s results for the three months ended June 30, 2007 and 2006 are as follows:

			Per Share(1)
(in millions, except for per share and share amounts)	2007	2006	2007	2006
Net earnings
Adjustments:	$62.9	$73.2	$7.03	$8.92
Add: Net catastrophe losses after tax	21.3	2.4	2.37	0.29
Deduct: Net realized capital gains	(3.7)	(7.1)	(0.41)	(0.86)

Net earnings, as adjusted (2)	$80.5	$68.5	$8.99	$8.35

Average number of outstanding shares of common stock on a diluted basis (3)			8,962,234	8,216,013

(1)	Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the “if-converted method.”

(2)	Adjusted to exclude net catastrophe losses after tax and realized capital gains.

(3)	Adjusted to reflect the dividend of common stock declared in February 2007.
     Alleghany’s net earnings in the first six months of 2007 were $169.4 million, or $18.95 per common share, compared with $132.4 million, or $16.13 per common share, in the first six months of 2006. Highlights of Alleghany’s results for the six months ended June 30, 2007 and 2006 are as follows:

			Per Share(1)
(in millions, except for per share and share amounts)	2007	2006	2007	2006
Net earnings
Adjustments:	$169.4	$132.4	$18.95	$16.13
Add: Net catastrophe losses after tax	21.5	3.0	2.40	0.36
Deduct: Net realized capital gains	(36.3)	(11.6)	(4.06)	(1.41)

Net earnings, as adjusted (2)	$154.6	$123.8	$17.29	$15.08

Average number of outstanding shares of common stock on a diluted basis (3)			8,944,923	8,222,323

(1)	Represents diluted earnings per share of common stock and includes the impact on net earnings resulting from the inclusion of dilutive securities under the “if-converted method.”

(2)	Adjusted to exclude net catastrophe losses after tax and realized capital gains.

(3)	Adjusted to reflect the dividend of common stock declared in February 2007.
     The comparative contributions to earnings before taxes and minority interest made by Alleghany Insurance Holdings LLC (“AIHL,” a holding company for Alleghany’s property and casualty insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation (“CATA”) and Darwin Professional Underwriters, Inc. (“Darwin”), as well as AIHL’s subsidiary AIHL Re LLC (“AIHL Re”)), and corporate activities (consisting of Alleghany Properties LLC and corporate activities at the parent level), were as follows (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
AIHL	$90.7	$93.4	$187.7	$164.3
Corporate activities	0.1	13.8	62.9	11.5

Total	$90.8	$107.2	$250.6	$175.8

     The comparative pre-tax contributions to AIHL’s results made by its operating units RSUI, CATA and Darwin and its AIHL Re subsidiary were as follows (in millions, except ratios):

(in millions, except ratios)	RSUI	AIHL Re	CATA	Darwin	AIHL
Three months ended June 30, 2007
Gross premiums written	$371.0	$0.4	$58.4	$65.9	$495.7
Net premiums written	224.0	1.4	56.2	49.1	330.7
Net premiums earned (1)	$178.2	$6.1	$50.9	$46.4	$281.6
Loss and loss adjustment expenses	97.3	—	22.4	25.3	145.0
Underwriting expenses (2)	39.4	—	21.1	13.1	73.6

Underwriting profit (3)	$41.5	$6.1	$7.4	$8.0	$63.0

Net investment income (1)					36.2
Net realized capital gains (1)					5.7
Other income (1)					0.2
Other expenses (2)					(14.4)

Earnings before income taxes and minority interest					$90.7

Loss ratio (4)	54.6%	—	44.0%	54.5%	51.5%
Expense ratio (5)	22.1%	0.8%	41.4%	28.2%	26.1%

Combined ratio (6)	76.7%	0.8%	85.4%	82.7%	77.6%
Three months ended June 30, 2006
Gross premiums written	$407.5	—	$49.6	$58.1	$515.2
Net premiums written	229.2	—	47.4	36.4	313.0
Net premiums earned (1)	$172.4	—	$42.3	$32.0	$246.7
Loss and loss adjustment expenses	83.1	—	18.2	21.8	123.1
Underwriting expenses (2)	33.1	—	18.1	9.0	60.2

Underwriting profit (3)	$56.2	—	$6.0	$1.2	$63.4

Net investment income (1)					28.6
Net realized capital gains (1)					10.9
Other income (1)					0.5
Other expenses (2)					(9.9)

Earnings before income taxes and minority interest					$93.4

Loss ratio (4)	48.2%	—	43.2%	68.2%	49.9%
Expense ratio (5)	19.2%	—	42.7%	28.1%	24.4%
Combined ratio (6)	67.4%	—	85.9%	96.3%	74.3%

(in millions, except ratios)	RSUI	AIHL Re	CATA	Darwin	AIHL
Six months ended June 30, 2007
Gross premiums written	$659.9	$0.4	$111.1	$140.2	$911.6
Net premiums written	380.4	1.4	106.8	98.0	586.6
Net premiums earned (1)	$344.8	$23.8	$98.2	$86.4	$553.2
Loss and loss adjustment expenses	173.8	—	43.1	50.7	267.6
Underwriting expenses (2)	79.3	0.1	40.7	24.8	144.9

Underwriting profit (3)	$91.7	$23.7	$14.4	$10.9	$140.7

Net investment income (1)					73.3
Net realized capital losses (1)					(0.1)
Other income (1)					0.3
Other expenses (2)					(26.5)

Earnings before income taxes and minority interest					$187.7

Loss ratio (4)	50.4%	—	43.9%	58.7%	48.4%
Expense ratio (5)	23.0%	0.4%	41.4%	28.7%	26.2%

Combined ratio (6)	73.4%	0.4%	85.3%	87.4%	74.6%
Six months ended June 30, 2006
Gross premiums written	$703.0	—	$93.9	$117.9	$914.8
Net premiums written	391.9	—	89.6	73.2	554.7
Net premiums earned (1)	$334.5	—	$83.5	$59.3	$477.3
Loss and loss adjustment expenses	166.8	—	37.8	41.1	245.7
Underwriting expenses (2)	65.0	—	36.4	16.2	117.6

Underwriting profit (3)	$102.7	—	$9.3	$2.0	$114.0

Net investment income (1)					53.5
Net realized capital gains (1)					15.5
Other income (1)					1.3
Other expenses (2)					(20.0)

Earnings before income taxes and minority interest					$164.3

Loss ratio (4)	49.9%	—	45.3%	69.3%	51.5%
Expense ratio (5)	19.4%	—	43.6%	27.4%	24.6%
Combined ratio (6)	69.3%	—	88.9%	96.7%	76.1%

(1)	Represent components of total revenues.

(2)	Underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses directly attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income and other income or net realized capital gains. Underwriting profit does not replace net income determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income and other income or net realized capital gains, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net income attributable to their underwriting performance. With the addition of net investment income and other income and net realized capital gains, reported pre-tax net income (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.
     RSUI’s underwriting profit for the second quarter and first six months of 2007 decreased from the corresponding 2006 periods, primarily reflecting a net reserve adjustment of $17.8 million in the second quarter of 2007 and higher underwriting expenses, partially offset by an increase in net premiums earned and lower property losses incurred. The net reserve adjustment reflects an increase in estimated losses and LAE related to Hurricane Katrina in the amount of $30.9 million after reinsurance ($40.0 million before reinsurance), partially offset by an aggregate $13.1 million decrease in reserves for the professional liability and directors and officers liability lines of business. The increase in Hurricane Katrina reserves reflects the results of a review, completed during the 2007 second quarter, of Katrina loss and LAE reserves in light of the current uncertain legal environment. The decrease in reserves for professional liability and directors and officers liability reflects favorable loss emergence in the 2003 and 2004 accident years following a recently completed reserve study.
     CATA’s underwriting profit for the second quarter and first six months of 2007 increased from the corresponding 2006 periods, primarily reflecting favorable loss emergence principally in its commercial surety and liability lines of business (resulting in a release in the 2007 first half of $9.4 million of prior year reserves, compared with a release of $6.3 million of prior year reserves in the first half of 2006), and an increase in net premiums earned in its property and casualty lines of business, partially offset by higher than expected property loss frequency and severity in the first half of 2007.
     Darwin’s underwriting profit for the first six months of 2007 increased from the corresponding 2006 period, primarily reflecting an increase in net premiums earned and a release of prior year loss reserves and associated adjustment to ceded reinsurance premiums totaling $8.0 million, compared with $0.8 million in the comparable 2006 period, partially offset by increases in loss and loss adjustment expenses and underwriting expenses related to the growth of Darwin’s business.
     AIHL’s net investment income increased in the second quarter and first six months of 2007 from the corresponding periods in 2006, primarily reflecting strong underwriting cash flow and slightly higher average investment yields during 2007. AIHL recorded a net realized capital loss of $0.1 million in the first six months of 2007, reflecting $6.6 million of net unrealized losses related to AIHL’s mortgage- and asset-backed bond portfolio that were deemed to be other than temporary, which was offset by $6.5 of net realized capital gains on the sale of securities by AIHL during the period. AIHL recorded a net realized capital gain of $5.7 million in the 2007 second quarter, reflecting gains on the sale of securities by AIHL.
     Highlights of results for corporate activities during the three and six months ended June 30, 2007 and 2006 were as follows (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues	$10.1	$26.9	$82.7	$34.9
Other operating expenses	0.6	1.8	1.7	2.5
Corporate administration expense	9.1	9.5	17.1	18.0
Interest expense	0.3	1.8	1.0	2.9

Earnings before income taxes and minority interest	0.1	$13.8	$62.9	$11.5

     Corporate activities results for the first six months of 2007 primarily reflect net realized capital gains at the parent level of $55.9 million resulting from the sale of approximately 809,000 shares of Burlington Northern common stock during the first quarter of 2007. In addition, the results for the first six months of 2007 also benefited from a sale by Alleghany Properties of real property during the 2007 first quarter which generated a net pre-tax gain of $7.2 million. Corporate activities’ results for the second quarter and first six months of 2006 primarily reflect a sale by Alleghany Properties in the 2006 second quarter of real property resulting in a net pre-tax gain of $23.1 million.
Comment on Regulation G
     This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures are included herein. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
     In addition to the GAAP presentations of net earnings (loss), Alleghany also shows net earnings (loss) as adjusted to exclude both net catastrophe losses after tax and net realized capital gains after tax, a non-GAAP financial measure, which is intended to assist investors in analyzing the impact of such items and represents the way management analyzes Alleghany’s results. Catastrophe losses and net realized capital gains can fluctuate significantly from period to period, which could distort the analysis of trends and comparability of reported periods.
     Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #
Forward-looking Statements
     This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. These statements are not guarantees of future performance, and we have no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to our insurance operating units such as
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty industry;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by our insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of our insurance operating units’ reinsurers to pay reinsurance recoverables owed to our insurance operating units;

•	changes in the ratings assigned to our insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts;

•	increases in the levels of risk retention by our insurance operating units; and

•	adverse loss development for events insured by our insurance operating units in either the current year or in prior years.
Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in market prices of our significant equity investments; extended labor disruptions, civil unrest or other external factors over which we have no control; and changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at our discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by us or on our behalf.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 6/30/07			THREE MONTHS ENDED 6/30/06
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$281,597	$0	$281,597	$246,712	$0	$246,712
Net investment income	36,164	7,971	44,135	28,579	3,749	32,328
Net realized capital gains (losses)	5,736	(22)	5,714	10,884	(1)	10,883
Other income	198	2,152	2,350	526	23,177	23,703

Total revenues	323,695	10,101	333,796	286,701	26,925	313,626
Costs and expenses
Loss and loss adjustment expenses	144,962	0	144,962	123,161	0	123,161
Commissions, brokerage and other underwriting expenses	73,595	0	73,595	60,189	0	60,189
Other operating expenses	14,422	655	15,077	9,934	1,776	11,710
Corporate administration	2	9,117	9,119	0	9,561	9,561
Interest expense	0	251	251	0	1,805	1,805

Total costs and expenses	232,981	10,023	243,004	193,284	13,142	206,426

Earnings before income taxes and minority interest	$90,714	$78	90,792	$93,417	$13,783	107,200

Income taxes			24,306			32,852

Earnings before minority interest			66,486			74,348
Minority interest, net of tax			3,546			1,148

Net earnings			$62,940			$73,200

Net earnings			$62,940			$73,200
Preferred dividends			4,305			331

Net earnings available to common stockholders			$58,635			$72,869

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	SIX MONTHS ENDED 6/30/07			SIX MONTHS ENDED 6/30/06
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$553,168	$0	$553,168	$477,294	$0	$477,294
Net investment income	73,306	15,998	89,304	53,475	8,166	61,641
Net realized capital gains (losses)	(33)	55,888	55,855	15,458	2,408	17,866
Other income	305	10,770	11,075	1,362	24,278	25,640

Total revenues	626,746	82,656	709,402	547,589	34,852	582,441
Costs and expenses
Loss and loss adjustment expenses	267,566	0	267,566	245,691	0	245,691
Commissions, brokerage and other underwriting expenses	144,873	0	144,873	117,574	0	117,574
Other operating expenses	26,549	1,694	28,243	20,029	2,491	22,520
Corporate administration	5	17,118	17,123	0	17,984	17,984
Interest expense	0	974	974	0	2,906	2,906

Total costs and expenses	438,993	19,786	458,779	383,294	23,381	406,675

Earnings before income taxes and minority interest	$187,753	$62,870	250,623	$164,295	$11,471	175,766

Income taxes			75,362			42,193

Earnings before minority interest			175,261			133,573
Minority interest, net of tax			5,903			1,167

Net earnings			$169,358			$132,406

Net earnings			$169,358			$132,406
Preferred dividends			8,611			331

Net earnings available to common stockholders			$160,747			$132,075

ALLEGHANY CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	JUNE 30,
	2007	DECEMBER 31,
	(unaudited)	2006
ASSETS
Investments
Available for sale securities at fair value:
Equity securities	$974,796	$872,900
Debt securities	2,702,422	2,622,307
Short-term investments	519,758	438,567

	4,196,976	3,933,774
Other invested assets	195,081	123,651

Total investments	4,392,057	4,057,425

Cash	27,345	68,332
Notes receivable	0	91,536
Premium balances receivable	263,158	222,958
Reinsurance recoverables	1,002,141	1,067,926
Ceded unearned premium reserves	302,387	324,988
Deferred acquisition costs	86,209	80,018
Property and equipment — at cost, net of accumulated depreciation and amortization	17,798	18,404
Goodwill and other intangibles, net of amortization	156,171	159,772
Other assets	92,030	87,381

	$6,339,296	$6,178,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Losses and loss adjustment expenses	$2,350,805	$2,304,644
Unearned premiums	897,399	886,539
Reinsurance payable	117,989	114,454
Net deferred tax liabilities	38,552	62,937
Subsidiaries’ debt	0	80,000
Current taxes payable	10,490	29,499
Minority interest	83,778	77,875
Other liabilities	239,250	199,546

Total liabilities	3,738,263	3,755,494
Stockholders’ equity	2,601,033	2,423,246

	$6,339,296	$6,178,740

Shares of Common Stock Outstanding (adjusted for stock dividends)	8,152,851	8,118,479